Exhibit 99.1

Everspin Announces First Quarter 2017 Financial Results

Chandler, AZ, May 12, 2017— Everspin Technologies, Inc., (Nasdaq:MRAM), the world’s leading developer and manufacturer of discrete and embedded Magnetoresistive Random Access Memory (MRAM), today announced the financial results for its first quarter ended March 31, 2017.

Revenue for the first quarter of 2017 was $7.9 million, compared to $6.2 million for the first quarter of 2016. Everspin’s net loss for the first quarter of 2017 was $6.1 million, or ($0.49) per share based on 12.3 million weighted-average shares outstanding, compared to a net loss of $4.5 million, or ($1.78) per share for the first quarter of 2016 based on 2.6 million weighted-average shares outstanding.

“I am encouraged by the strong product development execution and the solid Q1 bookings for our Gen 1 Toggle MRAM. Our design activity for both our Gen 1 Toggle and Gen 3 Spin Torque MRAM solutions continue to gain traction,” said Phill LoPresti, President and Chief Executive Officer of Everspin.

Recent Business Highlights

•	Continued progress with Spin Torque MRAM products targeting the enterprise storage market, including the awarding of the company’s first Gen 3 design win and another design in from a flash array supplier.

•	After announcing nvNitro accelerator cards powered by Everspin’s 256 Mb Spin Torque chips in early March, the company is now sampling nvNitro to Storage OEMs companies, with general availability expected by the end of the June quarter.

•	Selection by a major auto manufacturer to use Everspin’s Gen 1 Toggle MRAM in its new emergency call system and high-end AVN or Audio Visual Navigation platforms.

•	Everspin joined three important industry consortiums — Gen Z, NVMe Workgroup and OpenCAPI— along with its previous involvement in the Open Power Foundation to advance MRAM technology as a key enabling memory solution as a storage class memory.

•	The addition of Kevin Conley, former CTO of SanDisk, Corp., and Mike Gustafson, former Chairman and CEO of Virident Systems, a computer data storage systems company acquired by Western Digital, to Everspin’s board of directors.

•	The appointment Annie Flaig as Senior Vice President of Worldwide Sales. Annie brings a combination of Enterprise Server, Storage and Flash Memory tech expertise and experience from her leadership roles at SanDisk, Hitachi Global Storage Technologies, and AMD.

Financial Results Conference Call

Everspin will host a conference call to discuss its financial results at 8 a.m. Eastern Time on Friday, May 12. Interested parties can listen to a live webcast of the conference call by visiting the Investor Relations section of Everspin’s website at www.investor.everspin.com. Dial in information for the conference call is available by registering at http://dpregister.com/10105726. The conference call and webcast will include forward-looking information. A replay of the conference call will also be available on the Investor Relations section of Everspin’s website at www.investor.everspin.com following the completion of the call.

About Everspin Technologies

Everspin Technologies is the leading provider of MRAM solutions. Everspin’s MRAM solutions offer the persistence of non-volatile memory with the speed and endurance of random access memory (RAM), and enable the protection of mission critical data particularly in the event of power interruption or failure. Everspin’s MRAM solutions allow its customers in the industrial, automotive and transportation, and enterprise storage markets to design high performance, power efficient and reliable systems without the need for bulky batteries or capacitors. Everspin is the only provider of commercially available MRAM solutions and over the past eight years has shipped over 60 million MRAM units. For more information, visit www.everspin.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding future events that involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statement, including, but not limited to, conversion of design wins into bookings and bookings into revenue; the market may not adopt Everspin’s products and technology at the rate Everspin expects; the ability for Everspin to expand the markets Everspin addresses at the rate it expects; the risk that unexpected technical difficulties may develop in the final stages of development or production of its products. Readers are advised that they should not place undue reliance on these forward-looking statements and should review the risk factors included in Everspin’s various filings with the Securities and Exchange Commission, including, but not limited to, in its Annual Report on Form 10K filed with the SEC on March 29, 2017, under the caption “Risk Factors Related to Our Business and Our Industry.” Subsequent events may cause these expectations to change, and Everspin disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

EVERSPIN TECHNOLOGIES, INC.

Condensed Balance Sheets

(In thousands, except share and per share amounts)

	March 31,	December 31,
	2017	2016
	(Unaudited)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$24,492	$29,727
Accounts receivable, net	2,657	3,170
Amounts due from related parties	523	486
Inventory	5,824	5,069
Prepaid expenses and other current assets	839	1,050

Total current assets	34,335	39,502
Property and equipment, net	3,123	1,920
Other assets	61	50

Total assets	$37,519	$41,472

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,140	$1,502
Accrued liabilities	1,926	1,811
Amounts due to related parties	2,076	1,359
Deferred income on shipments to distributors	1,470	1,827
Current portion of long-term debt	3,910	3,884

Total current liabilities	12,522	10,383
Long-term debt, net of current portion	3,517	4,218

Total liabilities	16,039	14,601

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 5,000,000 shares authorized as of March 31, 2017 and December 31, 2016; no shares issued and outstanding as of March 31, 2017 and December 31, 2016	—	—
Common stock, $0.0001 par value per share; 100,000,000 shares authorized as of March 31, 2017 and December 31, 2016; 12,500,178 and 12,498,128 shares issued and outstanding as of March 31, 2017 and December 31, 2016	1	1
Additional paid-in capital	124,004	123,309
Accumulated deficit	(102,525)	(96,439)

Total stockholders’ equity	21,480	26,871

Total liabilities and stockholders’ equity	$37,519	$41,472

EVERSPIN TECHNOLOGIES, INC.

Condensed Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Product sales (including related party sales of $572 and $734 for the three months ended March 31, 2017 and 2016, respectively)	$7,220	$6,126
Licensing and royalty revenue (including related party revenue of $569 and zero for the three months ended March 31, 2017 and 2016, respectively)	660	81

Total revenue	7,880	6,207
Cost of sales	3,663	2,545

Gross profit	4,217	3,662
Operating expenses:
Research and development	6,389	5,137
General and administrative	2,845	1,715
Sales and marketing	858	827

Total operating expenses	10,092	7,679

Loss from operations	(5,875)	(4,017)
Interest expense	(230)	(466)
Other income (expense), net	19	(57)

Net loss and comprehensive loss	$(6,086)	$(4,540)

Net loss per common share, basic and diluted	$(0.49)	$(1.78)

Weighted-average shares used to compute net loss per common share, basic and diluted	12,299,981	2,553,765

EVERSPIN TECHNOLOGIES, INC.

Condensed Statement of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Cash flows from operating activities
Net loss	$(6,086)	$(4,540)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	232	196
Loss on disposal of property and equipment	—	80
Stock-based compensation	431	111
Change in fair value of redeemable convertible preferred stock warrant liability	—	46
Change in fair value of derivative liability	—	8
Non-cash interest expense	59	266
Compensation expense related to vesting of common stock to GLOBALFOUNDRIES	255	520
Changes in operating assets and liabilities:
Accounts receivable	513	392
Amounts due from related parties	(37)	(729)
Inventory	(755)	27
Prepaid expenses and other current assets	211	(468)
Other assets	(11)	4
Accounts payable	695	(871)
Accrued liabilities	93	959
Amounts due to related parties	717	1,428
Deferred income on shipments to distributors	(357)	160
Deferred revenue	—	(229)

Net cash used in operating activities	(4,040)	(2,640)

Cash flows from investing activities
Purchases of property and equipment	(470)	(67)

Net cash used in investing activities	(470)	(67)

Cash flows from financing activities
Proceeds from convertible promissory notes-related party	—	5,000
Proceeds from debt	—	1,500
Payments on debt	(727)	—
Payments of debt issuance costs	—	(15)
Payments on capital lease obligation	(7)	(55)
Proceeds from exercise of stock options	9	9

Net cash (used in) provided by financing activities	(725)	6,439

Net (decrease) increase in cash and cash equivalents	(5,235)	3,732
Cash and cash equivalents at beginning of period	29,727	2,307

Cash and cash equivalents at end of period	$24,492	$6,039

Supplementary cash flow information:
Interest paid	$171	$35

Non-cash investing and financing activities:
Purchase of property and equipment in accounts payable	$965	$—

Everspin Investor Relations Contact:

David H. Allen

408-427-4463

DAllen@DarrowIR.com